Exhibit 99.1

                   healthcare solutions for a new generation SM

3420 Fairlane Farms Road, Suite C ♦  Wellington, Florida  33414  ♦   561.798.9800 (office)  ♦   561.296.3456 (fax)

The Quantum Group of Companies Exhibits at Statewide Medical Conference

Announces Annual Shareholder Meeting

WELLINGTON, Fla. (June 24, 2008) – The Quantum Group (AMEX: QGP) (www.QuantumMD.com) has announced that The Quantum Group of Companies, namely Renaissance Health Systems, are exhibiting at the 2008 Florida Medical Association (FMA) Annual Expo.

The FMA represents more than 16,000 physicians in the state and has established this annual meeting to provide members with exposure to new products and services, access to continuing medical education courses and seminars as well as networking opportunities. The expo runs from July 31 – August 3, 2008, and is being held at the Rosen Shingle Creek Resort in Orlando, Florida.

Noel J. Guillama, President & CEO of Quantum commented, “We have participated in the FMA Annual Meeting and Expo for several years and based on our experiences have now decided to hold our annual shareholder meeting during this specific event for many reasons.  The FMA provides for heightened visibility and awareness of our Company throughout the state.  Further, the timing provides the opportunity for our affiliated providers, many of which are also our shareholders, to participate in our annual meeting; and perhaps most importantly, this setting offers a unique backdrop for our shareholders who come from outside of the healthcare industry to see first hand what we do and to meet many members of our talented team.”

The annual shareholder meeting of The Quantum Group has been scheduled for August 1, 2008 at 9 a.m. EST. The meeting will be held in The Butler Room at Rosen Shingle Creek Resort located at 9939 Universal Blvd., Orlando, Florida.  As of June 13, 2008 there are 8,884,352 total shares outstanding. The record date for determining stockholders entitled to notice of and to vote at the Shareholders Meeting is June 19, 2008.

About The Quantum Group, Inc.

The Quantum Group provides business process solutions, service chain management, strategic consulting and leading edge technology innovations to the healthcare industry.

Through our dynamic patient-centric architecture, we empower the communication that is critical for the coordination of care and take aim at the $600 billion inefficiency gap in the United States healthcare industry. We are guided by a mission to develop efficiencies, improve the quality of patient care and achieve cost reductions for the nation’s largest and fastest growing industry.

We have developed leading-edge technology with the creation and deployment of a series of innovative patent-pending initiatives.  Through approximately 2,000 healthcare providers and multiple insurance company relationships under management, we are positioned to be a catalyst for change to the Florida healthcare industry.

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective company’s Securities and Exchange Commission 10-KSB, 10-QSB, S-8 and 8-K filings (and amendments thereto) that may cause actual results to materially differ from projections. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements.  Such risk factors include, without limitation, the ability of the Company to properly execute its business model, to raise substantial and immediate additional capital to implement its business model, to attract and retain executive, management and operational personnel, to negotiate favorable current debt and future capital raises, to negotiate favorable agreements with a diversified provider base and to continue to supply the services needed by its HMO clients as well physician clients.  The Company does not undertake any obligation to publicly update any forward-looking statements.  There can be no assurance that the provisional patents discussed in this press release will be granted by the US Patent and Trademark Office, or, if they are granted, they will not be challenged by third parties, or if not that we will be able to effectively use or commercialize such patents and/or we may not have the resources to deploy such technology. As a result, investors should not place undue reliance on these forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

PR Financial Marketing

Jim Blackman: 713-256-0369

jim@prfmonline.com

Or

Danielle Amodio

Vice President Corporate Communications

The Quantum Group, Inc.

561.798.9800